EXHIBIT 99










               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference of our report, dated June 26, 1995, included in Owens-Corning Fiberglas Corporation Savings and Deferral Investment Plan's annual report on Form 11-K for the year ended December 31, 1994, into the Company's previously filed Registration Statement on Form S-8 (File No. 33-31687).




                            ARTHUR ANDERSEN LLP




Toledo, Ohio,
  June 26, 1995.